Exhibit 99.1

Digimarc Reports Fourth Quarter and Full Year 2018 Financial Results

Beaverton, Ore. — February 21, 2019 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Intuitive Computing Platform (ICP™) featuring Digimarc Barcode, reported financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Financial Results

Revenue for the fourth quarter of 2018 totaled $5.2 million compared to $4.9 million in the same quarter a year-ago. The increase in revenue was due to higher service, subscription and license revenue relative to the same quarter a year-ago.

Operating expenses for the fourth quarter of 2018 totaled $11.4 million compared to $11.5 million in the same quarter a year-ago. The decrease in operating expenses was due to lower general and administrative and research, development and engineering expenses, offset by higher investment in sales and marketing.

Operating loss for the fourth quarter of 2018 totaled $8.3 million compared to $8.7 million in the same quarter a year-ago. The lower operating loss was primarily due to higher revenue and lower operating expenses.

Net loss for the fourth quarter of 2018 totaled $8.0 million or $(0.70) per diluted share compared to a net loss of $8.4 million or $(0.76) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $43.7 million, compared to $49.4 million at September 30, 2018.

Full Year 2018 Financial Results

Revenue for the full year 2018 totaled $21.2 million compared to $25.2 million in 2017. The decrease in revenue was due to lower license revenue reflecting the impact of the $3.5 million upfront license fee realized in the third quarter of 2017 and $0.9 million of royalties realized in the first nine months of 2017 from the licensee. In exchange for the upfront license fee, the company waived any future royalty obligations from this licensee in one of the licensed fields of use. The decrease in license revenue was partially offset by an increase in subscription revenue reflecting growth in Digimarc Discover and Barcode revenue offset by lower Guardian revenue.

Operating expenses for the full year 2018 totaled $46.3 million compared to $43.2 million in 2017. The increase in operating expenses was primarily due to higher investment in sales and marketing as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the full year 2018 totaled $33.5 million compared to an operating loss of $26.6 million in 2017. The higher operating loss was primarily due to lower license revenue and higher operating expenses.

Net loss for the full year 2018 totaled $32.5 million or $(2.86) per diluted share, compared to a net loss of $25.8 million or $(2.44) per diluted share in 2017.

Conference Call

Digimarc will hold a conference call today (Thursday, February 21, 2019) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay in the investor section of the company's website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755402

If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2017 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Revenue:
Service	$3,144	$3,001	$12,774	$12,936
Subscription	1,487	1,348	6,041	5,519
License	596	509	2,377	6,758
Total revenue	5,227	4,858	21,192	25,213

Cost of revenue:
Service	1,510	1,361	5,922	5,792
Subscription	437	563	1,907	2,264
License	154	133	597	502
Total cost of revenue	2,101	2,057	8,426	8,558

Gross profit:
Service	1,634	1,640	6,852	7,144
Subscription	1,050	785	4,134	3,255
License	442	376	1,780	6,256
Total gross profit	3,126	2,801	12,766	16,655

Gross margin:
Service	52%	55%	54%	55%
Subscription	71%	58%	68%	59%
License	74%	74%	75%	93%
Percentage of gross profit to total revenue	60%	58%	60%	66%

Operating expenses:
Sales and marketing	4,755	4,572	19,140	16,636
Research, development and engineering	3,897	3,932	15,971	15,435
General and administrative	2,402	2,614	9,897	9,680
Intellectual property	334	345	1,282	1,469
Total operating expenses	11,388	11,463	46,290	43,220

Operating loss	(8,262)	(8,662)	(33,524)	(26,565)

Other income, net	258	180	1,057	588

Loss before income taxes	(8,004)	(8,482)	(32,467)	(25,977)

Benefit (provision) for income taxes	(10)	112	(39)	206
Net loss	$(8,014)	$(8,370)	$(32,506)	$(25,771)

Earnings (loss) per common share:
Loss per common share - basic	$(0.70)	$(0.76)	$(2.86)	$(2.44)
Loss per common share - diluted	$(0.70)	$(0.76)	$(2.86)	$(2.44)
Weighted average common shares outstanding - basic	11,443	11,046	11,360	10,571
Weighted average common shares outstanding - diluted	11,443	11,046	11,360	10,571

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents (1)	$27,278	$40,823
Marketable securities (1)	16,378	26,915
Trade accounts receivable, net	3,888	6,404
Other current assets	2,100	2,171
Total current assets	49,644	76,313
Property and equipment, net	3,955	4,236
Intangibles, net	6,649	6,381
Goodwill	1,114	1,114
Other assets	425	326
Total assets	$61,787	$88,370

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,092	$1,914
Deferred revenue	3,226	3,124
Total current liabilities	4,318	5,038
Deferred rent and other long-term liabilities	854	985
Total liabilities	5,172	6,023

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	162,428	155,793
Accumulated deficit	(105,875)	(73,508)
Total shareholders' equity	56,615	82,347

Total liabilities and shareholders' equity	$61,787	$88,370

(1) Aggregate cash, cash equivalents and short-term marketable securities was $43,656 and $67,738 at December 31, 2018 and 2017, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Twelve Month Information
	December 31,	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(32,506)	$(25,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,554	1,430
Amortization and write-off of intangibles	589	996
Stock-based compensation	7,298	6,757
Changes in operating assets and liabilities:
Trade accounts receivable	2,516	(1,326)
Other current assets	92	(476)
Other assets	(57)	5
Accounts payable and other accrued liabilities	(878)	585
Deferred revenue	182	189
Net cash used in operating activities	(21,210)	(17,611)

Cash flows from investing activities:
Purchase of property and equipment	(1,292)	(2,188)
Capitalized patent costs	(747)	(819)
Maturity of marketable securities	34,558	60,360
Purchase of marketable securities	(24,021)	(38,387)
Net cash provided by investing activities	8,498	18,966

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	29,677
Exercise of stock options	1,256	1,183
Purchase of common stock	(2,089)	(3,030)
Net cash provided by (used in) financing activities	(833)	27,830

Net increase (decrease) in cash and cash equivalents (2)	$(13,545)	$29,185

Cash, cash equivalents and marketable securities at beginning of period	67,738	60,526
Cash, cash equivalents and marketable securities at end of period	43,656	67,738
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(24,082)	$7,212

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